UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2011
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 16, 2011, Natural Resource Partners L.P. (the “Partnership”), a Delaware limited partnership, announced that it entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as representative of the several underwriters set forth in Schedule I to the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement relates to a secondary offering of the Partnership’s common units representing limited partner interests (“Common Units”) owned by Adena Minerals, LLC, and the purchase by the Underwriters of 6,000,000 of such Common Units, as well as an option to purchase up to 900,000 additional Common Units to cover over-allotments (collectively, the “Units”). The offering of the Units was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-157595). The Partnership expects the transaction to close on March 22, 2011.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibit
1.1	Underwriting Agreement dated as of March 16, 2011, by and among Adena Minerals, LLC, GP Natural Resource Partners LLC, NRP (GP) LP, and Natural Resource Partners L.P. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters set forth in Schedule I thereto.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
By:	NRP (GP) LP, its General Partner

By:	GP Natural Resource Partners LLC, its General Partner

Dated: March 21, 2011	By:	/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d)	Exhibit
1.1	Underwriting Agreement dated as of March 16, 2011, by and among Adena Minerals, LLC, GP Natural Resource Partners LLC, NRP (GP) LP, and Natural Resource Partners L.P. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters set forth in Schedule I thereto.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).